As filed with the Securities and Exchange Commission on November 12, 2015

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CORTLAND BANCORP

(exact name of registrant as specified in its charter)

Ohio	34-1451118
(state or other jurisdiction of incorporation or organization)	(IRS employer identification no.)

194 West Main Street, Cortland, Ohio	44410
(address of principal executive offices)	(zip code)

2015 OMNIBUS EQUITY PLAN

AND

2015 DIRECTOR EQUITY PLAN

(full title of the plans)

James M. Gasior

President and Chief Executive Officer

Cortland Bancorp

194 West Main Street

Cortland, Ohio 44410

(330) 637-8040

(name, address, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
2015 Omnibus Equity Plan common stock, no par value	340,000 shares	$14.75(2)	$5,015,000	$505.01
2015 Director Equity Plan common stock, no par value	113,000 shares	$14.75(2)	$1,666,750	$167.84
Total	453,000 shares	$14.75	$6,681,750	$672.85

(1)	This registration statement also covers any additional shares of common stock issued or issuable under the terms of the plans and awards granted thereunder as a result of stock splits, stock dividends, and similar changes in outstanding common stock, as provided in Rule 416(a) under the Securities Act of 1933.
(2)	Estimated solely for the purpose of calculating the offering price and the registration fee under Rules 457(c) and 457(h) under the Securities Act of 1933. The price per share and aggregate offering price are based on the closing sale price of the registrant’s common stock on the OTCQX on November 6, 2015 (trading symbol: CLDB).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Consistent with the instructions to Part I of Form S-8, the information required to be set forth in Part I of Form S-8 will be sent or given in accordance with Rule 428(b)(1) and is omitted from this registration statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents are incorporated by reference in this registration statement:

(a) Cortland Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2014, filed with the Securities and Exchange Commission on March 24, 2015 (File No. 000-13814), and

(b) All other reports filed by Cortland Bancorp under Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above, and

(c) The description of Cortland Bancorp common stock contained in the Form 8-K Current Report filed with the Securities and Exchange Commission on November 21, 2012, and any amendments or reports updating the description.

All documents filed subsequently by Cortland Bancorp with the Securities and Exchange Commission under sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of filing of such documents.

Item 4.	Description of Securities

Not applicable

Item 5.	Interests of Named Experts and Counsel

Not applicable

Item 6.	Indemnification of Directors and Officers

(a) Ohio General Corporation Law. Division (E) of Section 1701.13 of the Ohio Revised Code governs indemnification by an Ohio corporation:

(E)(1) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses including attorney’s fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

(2) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney’s fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any of the following:

(a) Any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought determines, upon application, that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper;

(b) Any action or suit in which the only liability asserted against a director is pursuant to section 1701.95 of the Revised Code.

(3) To the extent that a director, trustee, officer, employee, member, manager, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorney’s fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.

(4) Any indemnification under division (E)(1) or (2) of this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the director, trustee, officer, employee, member, manager, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in division (E)(l) or (2) of this section. Such determination shall be made as follows:

(a) By a majority vote of a quorum consisting of directors of the indemnifying corporation who were not and are not parties to or threatened with the action, suit, or proceeding referred to in division (E)(1) or (2) of this section;

(b) If the quorum described in division (E)(4)(a) of this section is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation or any person to be indemnified within the past five years;

(c) By the shareholders;

(d) By the court of common pleas or the court in which the action, suit, or proceeding referred to in division (E)(1) or (2) of this section was brought.

Any determination made by the disinterested directors under division (E)(4)(a) or by independent legal counsel under division (E)(4)(b) of this section shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the corporation under division (E)(2) of this section, and, within ten days after receipt of such notification, such person shall have the right to petition the court of common pleas or the court in which such action or suit was brought to review the reasonableness of such determination.

(5) (a) Unless at the time of a director’s act or omission that is the subject of an action, suit, or proceeding referred to in division (E)(1) or (2) of this section, the articles or the regulations of a corporation state, by specific reference to this division, that the provisions of this division do not apply to the corporation and unless the only liability asserted against a director in an action, suit, or proceeding referred to in division (E)(1) or (2) of this section is pursuant to section 1701.95 of the Revised Code, expenses, including attorney’s fees, incurred by a director in defending the action, suit, or proceeding shall be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director in which he agrees to do both of the following:

(i) Repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation;

(ii) Reasonably cooperate with the corporation concerning the action, suit, or proceeding.

(b) Expenses, including attorney’s fees, incurred by a director, trustee, officer, employee, member, manager, or agent in defending any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, may be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, as authorized by the directors in the specific case, upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, member, manager, or agent to repay such amount, if it ultimately is determined that he is not entitled to be indemnified by the corporation.

(6) The indemnification authorized by this section shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under the articles, the regulations, any agreement, a vote of shareholders or disinterested directors, or otherwise, both as to action in their official capacities and as to action in another capacity while holding their offices or positions, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, member, manager, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

(7) A corporation may purchase and maintain insurance or furnish similar protection, including, but not limited to, trust funds, letters of credit, or self-insurance, on behalf of or for any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.

(8) The authority of a corporation to indemnify persons pursuant to division (E)(1) or (2) of this section does not limit the payment of expenses as they are incurred, indemnification, insurance, or other protection that may be provided pursuant to divisions (E)(5), (6), and (7) of this section. Divisions (E)(1) and (2) of this section do not create any obligation to repay or return payments made by the corporation pursuant to division (E)(5), (6), or (7).

(9) As used in division (E) of this section, references to “corporation” includes all constituent entities in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, officer, employee, trustee, member, manager, or agent of such a constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, shall stand in the same position under this section with respect to the new or surviving corporation as he would if he had served the new or surviving corporation in the same capacity.

(b) Cortland Bancorp governing documents. Article Five of the Code of Regulations of the Registrant, as amended, governs the indemnification of officers and directors of the Registrant. Article Five provides:

Section 5.01. Mandatory Indemnification. The corporation shall indemnify any officer or director of the corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action threatened or instituted by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise, against expenses (including, without limitation, attorneys’ fees, filing fees, court reporters’ fees and transcript costs), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. A person claiming indemnification under this Section 5.01 shall be presumed, in respect of any act or omission giving rise to such claim for indemnification, to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal matter, to have had no reasonable cause to believe his conduct was unlawful, and the termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, rebut such presumption.

Section 5.02. Court-Approved Indemnification. Anything contained in the Regulations or elsewhere to the contrary notwithstanding:

(A) the corporation shall not indemnify any officer or director of the corporation who was a party to any completed action or suit instituted by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise, in respect of any claim, issue or matter asserted in such action or suit as to which he shall have been adjudged to be liable for acting with reckless disregard for the best interests of the corporation or misconduct (other than negligence) in the performance of his duty to the corporation unless and only to the extent that the Court of Common Pleas of Trumbull County, Ohio or the court in which such action or suit was brought shall determine upon application that, despite such adjudication of liability, and, in view of all the circumstances of the case, he is fairly and reasonably entitled to such indemnity as such Court of Common Pleas or such other court shall deem proper; and

(B) the corporation shall promptly make any such unpaid indemnification as is determined by a court to be proper as contemplated by this Section 5.02.

Section 5.03. Indemnification for Expenses. Anything contained in the Regulations or elsewhere to the contrary notwithstanding, to the extent that an officer or director of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 5.01, or in defense of any claim, issue or matter therein, he shall be promptly indemnified by the corporation against expenses (including, without limitation, attorneys’ fees, filing fees, court reporters’ fees and transcript costs) actually and reasonably incurred by him in connection therewith.

Section 5.04. Determination Required. Any indemnification required under Section 5.01 and not precluded under Section 5.02 shall be made by the corporation only upon a determination that such indemnification of the officer or director is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 5.01. Such determination may be made only (A) by a majority vote of a quorum consisting of directors of the corporation who were not and are not parties to, or threatened with, any such action, suit or proceeding, or (B) if such a quorum is not obtainable or if a majority of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation, or any person to be indemnified, within the past five years, or (C) by the shareholders, or (D) by the Court of Common Pleas of Trumbull County, Ohio or (if the corporation is a party thereto) the court in which such action, suit or proceeding was brought, if any. Any such determination may be made by a court under division (D) of this Section 5.04 at any time [including, without limitation, any time before, during or after the time when any such determination may be requested of, be under consideration by or have been denied or disregarded by the disinterested directors under division (A) or by independent legal counsel under division (B) or by the shareholders under division (C) of this Section 5.04]. No failure for any reason to make any such determination, and no decision for any reason to deny any such determination, by the disinterested directors under division (A) or by independent legal counsel under division (B) or by the shareholders under division (C) of this Section 5.04 shall be evidence in rebuttal of the presumption recited in Section 5.01. Any determination made by the disinterested directors under division (A) or by independent legal counsel under division (B) of this Section 5.04 to make indemnification in respect of any claim, issue or matter asserted in an action or suit threatened or brought by or in the right of the corporation shall be promptly communicated to the person who threatened or brought such action or suit. Within ten (10) days after receipt of such notification, such person shall have the right to petition the Court of Common Pleas of Trumbull County, Ohio or the court in which such action or suit was brought, if any, to review the reasonableness of such determination.

Section 5.05. Advances for Expenses. Expenses (including, without limitation, attorneys’ fees, filing fees, court reporters’ fees and transcript costs) incurred in defending any action, suit or proceeding referred to in Section 5.01 shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding to or on behalf of the officer or director promptly as such expenses are incurred by him, but only if such officer or director shall first agree, in writing, to repay all amounts so paid in respect of any claim, issue or other matter asserted in such action, suit or proceeding in defense of which he shall not have been successful on the merits or otherwise:

(A) if it shall ultimately be determined as provided in Section 5.04 that he is not entitled to be indemnified by the corporation as provided under Section 5.01; or

(B) if, in respect of any claim, issue or other matter asserted by or in the right of the corporation in such action or suit, he shall have been adjudged to be liable for acting with reckless disregard for the best interests of the corporation or misconduct (other than negligence) in the performance of his duty to the corporation, unless and only to the extent that the Court of Common Pleas of Trumbull County, Ohio or the court in which such action or suit was brought shall determine upon application that, despite such adjudication of liability, and in view of all the circumstances, he is fairly and reasonably entitled to all or part of such indemnification.

Section 5.06. Article Five Not Exclusive. The indemnification provided by this Article Five shall not be exclusive of, and shall be in addition to, any other rights to which any person seeking indemnification may be entitled under the articles or the regulations or any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be an officer or director of the corporation and shall inure to the benefit of the heirs, executors, and administrators of such a person.

Section 5.07. Insurance. The corporation may purchase and maintain insurance or furnish similar protection, including but not limited to trust funds, letters of credit, or self-insurance, on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or their enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the obligation or the power to indemnify him against such liability under the provisions of this Article Five. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.

Section 5.08. Certain Definitions. For purposes of this Article Five, and as examples and not by way of limitation:

(A) A person claiming indemnification under this Article Five shall be deemed to have been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 5.01, or in defense of any claim, issue or other matter therein, if such action, suit or proceeding shall be terminated as to such person, with or without prejudice, without the entry of a judgment or order against him, without a conviction of him, without the imposition of a fine upon him and without his payment or agreement to pay any amount in settlement thereof (whether or not any such termination is based upon a judicial or other determination of the lack of merit of the claims made against him or otherwise results in a vindication of him); and

(B) References to an “other enterprise” shall include employee benefit plans; references to a “fine” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries. A person who acted in good faith and in a manner he reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” within the meaning of that term as used in this Article Five.

Section 5.09. Venue. Any action, suit or proceeding to determine a claim for indemnification under this Article Five may be maintained by the person claiming such indemnification, or by the corporation, in the Court of Common Pleas of Trumbull County, Ohio. The corporation and (by claiming such indemnification) each such person consent to the exercise of jurisdiction over its or his person by the Court of Common Pleas of Trumbull County, Ohio in any such action, suit or proceeding.

(c) Insurance coverage. An insurance policy of the Registrant insures directors and officers against certain liabilities that might be incurred by them for their service as director or officer. Registrant has also entered into indemnification agreements with its directors and with executive officers of Cortland Bancorp.

Item 7.	Exemption from Registration Claimed

Not Applicable

Item 8.	Exhibits

The following exhibits are filed herewith or incorporated herein by reference as part of this registration statement.

Exhibit Number	Description

4.1	Restated Amended Articles of Cortland Bancorp, as amended [filed for purposes of SEC reporting compliance only. This restated document has not been filed with the State of Ohio] (incorporated by reference to Exhibit 3.1 of the Form 10-K Annual Report for the year ended December 31, 2005, filed with the Securities and Exchange Commission on March 16, 2006)

4.2	Code of Regulations of Cortland Bancorp, as amended (incorporated by reference to Exhibit 3.2 of the Form 10-K Annual Report for the year ended December 31, 2014, filed with the Securities and Exchange Commission on March 24, 2015)

5	Opinion of Grady & Associates (filed herewith)

23.1	Consent of S.R. Snodgrass, P.C. (filed herewith)

23.2	Consent of Grady & Associates (included in Exhibit 5)

24	Power of Attorney (included on the signature page of this Form S-8 registration statement)

99.1	2015 Omnibus Equity Plan (incorporated by reference to Exhibit 10.36 of the Form 10-Q Quarterly Report for the period ended June 30, 2015, filed with the Securities and Exchange Commission on August 11, 2015)

99.1.1	Form of incentive stock option award under the 2015 Omnibus Equity Plan (incorporated by reference to Exhibit 10.36.1 of the Form 10-Q Quarterly Report for the period ended June 30, 2015, filed with the Securities and Exchange Commission on August 11, 2015)

99.1.2	Form of nonqualified stock option award under the 2015 Omnibus Equity Plan (incorporated by reference to Exhibit 10.36.2 of the Form 10-Q Quarterly Report for the period ended June 30, 2015, filed with the Securities and Exchange Commission on August 11, 2015)

99.1.3	Form of restricted stock award under the 2015 Omnibus Equity Plan (incorporated by reference to Exhibit 10.36.3 of the Form 10-Q Quarterly Report for the period ended June 30, 2015, filed with the Securities and Exchange Commission on August 11, 2015)

99.2	2015 Director Equity Plan (incorporated by reference to Exhibit 10.37 of the Form 10-Q Quarterly Report for the period ended June 30, 2015, filed with the Securities and Exchange Commission on August 11, 2015)

99.2.1	Form of nonqualified stock option award under the 2015 Director Equity Plan (incorporated by reference to Exhibit 10.37.1 of the Form 10-Q Quarterly Report for the period ended June 30, 2015, filed with the Securities and Exchange Commission on August 11, 2015)

99.2.2	Form of restricted stock award under the 2015 Director Equity Plan (incorporated by reference to Exhibit 10.37.2 of the Form 10-Q Quarterly Report for the period ended June 30, 2015, filed with the Securities and Exchange Commission on August 11, 2015)

Item 9.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by section 10(a)(3) of the Securities Act of 1933,

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement, and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement.

(2)	that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report under section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant under the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cortland, State of Ohio, on this 12th day of November, 2015.

CORTLAND BANCORP

By:	/s/ James M. Gasior
James M. Gasior, President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

Each person whose signature appears below constitutes and appoints James M. Gasior, Timothy Carney, and David J. Lucido, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, as attorneys or attorney of the undersigned, to execute and file under the Securities Act of 1933 a registration statement on Form S-8 for the offer and sale of shares of common stock, no par value, of Cortland Bancorp, and any and all amendments and exhibits thereto, including pre- and post-effective amendments, and any and all applications or other documents to be filed with the Securities and Exchange Commission, FINRA, the National Association of Securities Dealers, Inc. and any state securities agency or agencies pertaining to registration or qualification of the shares of common stock of Cortland Bancorp or the offer and sale thereof, with full power and authority to do and perform any and all acts and things whatsoever necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the said person, hereby ratifying and approving the acts of said attorneys and any of them and any such substitute.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Timothy K. Woofter	November 12, 2015
Timothy K. Woofter, Director and Chairman of the Board

/s/ James M. Gasior	November 12, 2015
James M. Gasior, President, Chief Executive Officer, and Director (Principal Executive Officer)

/s/ Timothy Carney	November 12, 2015
Timothy Carney, Director

/s/ David C. Cole	November 12, 2015
David C. Cole, Director

/s/ James E. Hoffman III	November 12, 2015
James E. Hoffman III, Director

/s/ Neil J. Kaback	November 12, 2015
Neil J. Kaback, Director

/s/ Joseph E. Koch	November 12, 2015
Joseph E. Koch, Director

/s/ Joseph P. Langhenry	November 12, 2015
Joseph P. Langhenry, Director

/s/ Richard B. Thompson	November 12, 2015
Richard B. Thompson, Director

/s/ Anthony R. Vross	November 12, 2015
Anthony R. Vross, Director

/s/ David J. Lucido	November 12, 2015
David J. Lucido, Chief Financial Officer (Principal Financial and Principal Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description

4.1	Restated Amended Articles of Cortland Bancorp reflecting amendment dated May 18, 1999 [filed for purposes of SEC reporting compliance only. This restated document has not been filed with the State of Ohio] (incorporated by reference to Exhibit 3.1 of the Form 10-K Annual Report for the year ended December 31, 2005, filed with the Securities and Exchange Commission on March 16, 2006)

4.2	Code of Regulations of Cortland Bancorp, as amended (incorporated by reference to Exhibit 3.2 of the Form 10-K Annual Report for the year ended December 31, 2014, filed with the Securities and Exchange Commission on March 24, 2015)

5	Opinion of Grady & Associates (filed herewith)

23.1	Consent of S.R. Snodgrass, P.C. (filed herewith)

23.2	Consent of Grady & Associates (included in Exhibit 5)

24	Power of Attorney (included on the signature page of this Form S-8 registration statement)

99.1	2015 Omnibus Equity Plan (incorporated by reference to Exhibit 10.36 of the Form 10-Q Quarterly Report for the period ended June 30, 2015, filed with the Securities and Exchange Commission on August 11, 2015)

99.1.1	Form of incentive stock option award under the 2015 Omnibus Equity Plan (incorporated by reference to Exhibit 10.36.1 of the Form 10-Q Quarterly Report for the period ended June 30, 2015, filed with the Securities and Exchange Commission on August 11, 2015)

99.1.2	Form of nonqualified stock option award under the 2015 Omnibus Equity Plan (incorporated by reference to Exhibit 10.36.2 of the Form 10-Q Quarterly Report for the period ended June 30, 2015, filed with the Securities and Exchange Commission on August 11, 2015)

99.1.3	Form of restricted stock award under the 2015 Omnibus Equity Plan (incorporated by reference to Exhibit 10.36.3 of the Form 10-Q Quarterly Report for the period ended June 30, 2015, filed with the Securities and Exchange Commission on August 11, 2015)

99.2	2015 Director Equity Plan (incorporated by reference to Exhibit 10.37 of the Form 10-Q Quarterly Report for the period ended June 30, 2015, filed with the Securities and Exchange Commission on August 11, 2015)

99.2.1	Form of nonqualified stock option award under the 2015 Director Equity Plan (incorporated by reference to Exhibit 10.37.1 of the Form 10-Q Quarterly Report for the period ended June 30, 2015, filed with the Securities and Exchange Commission on August 11, 2015)

99.2.2	Form of restricted stock award under the 2015 Director Equity Plan (incorporated by reference to Exhibit 10.37.2 of the Form 10-Q Quarterly Report for the period ended June 30, 2015, filed with the Securities and Exchange Commission on August 11, 2015)